Exhibit (a)(1)(viii)

EMERGENT CAPITAL, INC.

SUPPLEMENT NO. 3 TO THE OFFER TO EXCHANGE

any and all of its Outstanding $74,220,450 8.50% Senior Unsecured Convertible Notes due 2019 for its

$74,220,450 5.00% Senior Unsecured Convertible Notes due 2023

AND

THE SOLICITATION OF CONSENTS

AND

A RIGHTS OFFERING

to Subscribe for up to 40,000,000 Shares of Common Stock

CUSIP 452834AE4

CUSIP 29102NAB1 (PIK notes)

The Exchange Offer, Consent Solicitation and Rights Offering will expire at 5:00 p.m., New York City time, on June 28, 2017 unless extended by Emergent Capital, Inc. (the “Company”). Holders of the Company’s 8.50% Senior Unsecured Convertible Notes due 2019 (the “Old Notes”) who have already validly tendered their Old Notes need not take any additional action to receive the consideration in the exchange offer. Holders of Old Notes who wish to tender but have not yet done so should follow the instructions set forth in Offer to Exchange and the accompanying Letter of Transmittal. Holders may withdraw their previously tendered Old Notes at any time at or prior to the Expiration Date (as defined in the Offer to Exchange). The Rights Offering will expire on the Expiration Date.

On April 18, 2017 (the “Launch Date”), Emergent Capital, Inc. (the “Company” or “Emergent”) commenced an offer to exchange (the “Exchange Offer”) all of its outstanding 8.50% Senior Unsecured Convertible Notes due 2019 (the “Old Notes”), including the $74,220,450 aggregate principal amount outstanding on the Launch Date and an additional principal amount of Old Notes deemed outstanding for purposes of the Exchange Offer equal to accrued and unpaid interest on all Old Notes tendered in the Exchange Offer through and excluding the Settlement Date. For each $1,000 principal amount of Old Notes validly tendered, not withdrawn and accepted for exchange in the Exchange Offer, and for the requisite consents validly delivered (and not withdrawn) in the Consent Solicitation, holders of Old Notes will receive (a) $1,000 principal amount of our 5.00% Senior Unsecured Convertible Notes due 2023 (the “New Unsecured Notes”), and (b) the right to subscribe in a rights offering (the “Rights Offering”) for 500 shares of our $0.01 par value common stock (the “Common Stock” and such shares issuable in connection with the Rights Offering, the “Rights Offering Common Stock”) at a price of $0.20 per share.

The terms and conditions of the Exchange Offer are set forth in the Company’s Offer to Exchange dated April 18, 2017, as amended and supplemented by the Company’s Supplement No. 1 dated May 26, 2017 and the Company’s Supplement No. 2 dated June 7, 2017 (collectively, the “Original Offer to Exchange”). By this Supplement No. 3, the Company amends and supplements the Original Offer to Exchange pursuant to the terms and conditions of this Supplement No. 3. Except as amended by this Supplement No. 3, all terms and conditions of the Exchange Offer remain unchanged and effective in all respects. This Supplement No. 3 should be read in conjunction with the Original Offer to Exchange. As of and after the date of this Supplement No. 3, any reference to the “Offer to Exchange” shall be deemed to be a reference to the Offer to Exchange dated April 18, 2017, as amended and supplemented by the Supplement No. 1 dated May 26, 2017, by the Supplement No. 2 dated June 7, 2017, and as further amended and supplemented by this Supplement No. 3. Any capitalized term used in this Supplement No. 3 and not defined in this Supplement No. 3 shall have the meaning set forth in the Original Offer to Exchange. To the extent that any information or amendment contained in this Supplement No. 3 is inconsistent with the information in the Original Offer to Exchange, the information and amendments set forth in this Supplement No. 3 shall control.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE EXCHANGE OFFER, CONSENT SOLICITATION AND RIGHTS OFFERING OR PASSED UPON THE FAIRNESS OR MERITS OF THE EXCHANGE OFFER, CONSENT SOLICITATION AND RIGHTS OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THE OFFER TO EXCHANGE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN, AND TENDER YOUR OLD NOTES PURSUANT TO, THE EXCHANGE OFFER.

We are relying on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), to exempt the Exchange Offer from the registration requirements of the Securities Act. We have no contract, arrangement or understanding relating to the payment of, and will not, directly or indirectly, pay, any commission or other remuneration to any broker, dealer, salesperson, agent or other person for soliciting tenders in the Exchange Offer. No person is engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the Exchange Offer.

THE NAME, ADDRESS AND PHONE NUMBER OF THE INFORMATION AND EXCHANGE AGENT FOR THE EXCHANGE OFFER IS INDICATED ON THE BACK COVER OF THIS SUPPLEMENT NO. 3.

The date of this Supplement No. 3 to the Offer to Exchange is June 21, 2017.

INFORMATION IN THE ORIGINAL OFFER TO EXCHANGE

The Original Offer to Exchange includes important information about Emergent and the Exchange Offer, Consent Solicitation and Rights Offering that we have not repeated in this Supplement No. 3. You are strongly encouraged to read the Original Offer to Exchange as well as this Supplement No. 3 carefully. Among other things, the Original Offer to Exchange describes the terms and conditions of the Exchange Offer, Consent Solicitation and Rights Offering, and it discloses risk factors you should consider in determining whether to tender your Old Notes in the Exchange Offer. It also includes certain sections referenced herein.

Except as otherwise set forth in this Supplement No. 3, the terms and conditions set forth in the Original Offer to Exchange and the Letter of Transmittal remain applicable to the Exchange Offer, Consent Solicitation and Rights Offering and remain effective in all respects. To the extent that any information or amendment contained in this Supplement No. 3 is inconsistent with the information in the Original Offer to Exchange, the information and amendments set forth in this Supplement No. 3 shall control.

AMENDMENTS TO THE OFFER TO EXCHANGE

The Offer to Exchange is amended as follows.

1.              Expiration Date

Emergent announced via press release on June 21, 2017 that it had extended the Expiration Date of the Exchange Offer until 5:00 p.m., New York City time, on June 28, 2017, unless the Company further extends the Expiration Date. The Exchange Offer was previously scheduled to expire at 5:00 p.m., New York City time, on June 27, 2017. All references to the Expiration Date in the Offer to Exchange are hereby amended to extend the Expiration Date until 5:00 p.m., New York City time, on June 28, 2017.

2.              Cover Page; Transfer Restrictions

The last sentence of the ninth paragraph of the Cover Page is deleted in its entirety and replaced with the following: “The $1,000 denominated New Unsecured Notes, and the Common Stock issuable upon conversion of those New Unsecured Notes, will maintain the unrestricted character of the Old Notes with the CUSIP number 452834AE4, while the $1 denominated New Unsecured Notes, the rights in the Rights Offering and the Rights Offering Common Stock will be restricted securities. For a discussion of the restrictions on transferability of each security, see “Transfer Restrictions.” ”

3.              Resale Restrictions

The section entitled “RESALE RESTRICTIONS” is amended to add “$1 DENOMINATED” prior to the first and second reference to the term “NEW UNSECURED NOTES”.

4.              Questions and Answers about the Exchange Offer, the Consent Solicitation and the Rights Offering

The question and answer “Will the New Unsecured Notes issued in the Exchange Offer and the shares of common stock issuable upon conversion of the New Unsecured Notes be freely tradeable?” is deleted in its entirely and replaced with the following question and answer:

Will the New Unsecured Notes issued in the Exchange Offer and the shares of common stock issuable upon conversion of the New Unsecured Notes be freely tradeable?

Yes, in part and no, in part. We registered on Form S-3 an exchange of our $1,000 denominated Old Notes with CUSIP number 452834AE4 in the aggregate principal amount of $70,743,000, and an indeterminate number of shares of our $0.01 par value common stock issuable upon conversion of the

$1,000 denominated Old Notes. The SEC declared that registration statement effective on February 3, 2015. Pursuant to SEC Staff guidance, we believe that securities exchanged in an exchange offer with persons other than affiliates pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act share the same characteristics as the securities tendered in exchange. Because such $1,000 denominated Old Notes are unrestricted, the Company’s $1,000 denominated New Unsecured Notes exchanged for such Old Notes with CUSIP number 452834AE4 should also be unrestricted unless held by an affiliate. Because the Company registered those shares of its common stock issuable upon conversion of the $1,000 denominated Old Notes, shares of the Company’s common stock issuable upon conversion of the $1,000 denominated New Unsecured Notes received in exchange for the previously registered Old Notes by a person not an affiliate of our Company should be considered unrestricted securities. The Company’s $1 denominated Old Notes with CUSIP number 29102NAB1 were not so registered. As a result, any $1 denominated New Unsecured Notes exchanged for such $1 denominated Old Notes with CUSIP number 29102NAB1 and the shares of the Company’s Common Stock issuable upon the conversion of such $1 denominated New Unsecured Notes should be considered restricted securities. In addition, $1 denominated New Unsecured Notes issued in respect of accrued and unpaid interest on Old Notes tendered in the Exchange Offer and shares of the Company’s Common Stock issuable upon the conversion of such $1 denominated New Unsecured Notes should also be considered restricted securities.

The New Unsecured Notes and the shares of the Company’s common stock issuable upon conversion of the $1 denominated New Unsecured Notes may not be offered or resold except pursuant to registration or an exemption from registration available at the time. Any holder must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resales, unless such sale or transfer is exempt from the registration requirements under the Securities Act and the requirements under applicable state securities laws.

Holders of New Unsecured Notes will be able to convert their New Unsecured Notes for shares of our common stock only if a registration statement covering the issuance of the shares is effective and current, or the issuance is exempt from the registration requirements under the Securities Act and the requirements under applicable state securities laws. Shares of our common stock issuable upon conversion of the New Unsecured Notes and pursuant to a registration statement which has been declared effective will be freely tradeable unless held by our affiliates.

New Unsecured Notes will be issued under CUSIP numbers that will distinguish between $1,000 denominated New Unsecured Notes and $1 denominated New Unsecured Notes and among the $1 denominated New Unsecured Notes issued to accredited investors (including qualified institutional buyers), those who exchanged in offshore transactions under Regulation S, and other holders.

5.              Risk Factor

The risk factor “No Market Currently Exists for the New Unsecured Notes and an Active Trading Market May Not Develop” is amended to add the words “$1 denominated” before each reference to “New Unsecured Notes” in the second sentence of the first paragraph of the narrative explanation to this risk factor.

6.              Description of Exchange Procedure

A new section to the Offer to Exchange is added after the “DIVIDEND POLICY” section under the title “DESCRIPTION OF EXCHANGE PROCEDURE” to read in its entirety as follows:

DESCRIPTION OF EXCHANGE PROCEDURE

The Old Notes were originally issued to an initial purchaser in a private placement exempt from the registration requirements of the Securities Act, and the initial purchaser advised the Company that it had resold the originally issued Old Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to institutional accredited investors and in off-shore transactions exempt from the registration requirements of the Securities Act to Regulation S. After the initial sale and resale, as described above, the Old Notes with CUSIP number 452834AE4 in the aggregate principal amount of $70,743,000, and an indeterminate number of shares of our $0.01 par value common stock issuable upon conversion of the Old Notes, were registered on Form S-3 declared effective by the SEC on February 3, 2015.

Pursuant to SEC Staff guidance, we believe that securities exchanged in an exchange offer with persons other than affiliates pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act share the same characteristics as the securities tendered in exchange. Because such $1,000 denominated Old Notes are unrestricted, the Company’s $1,000 denominated New Unsecured Notes exchanged for such Old Notes with CUSIP number 452834AE4 should also be unrestricted unless held by an affiliate. Because the Company registered those shares of its common stock issuable upon conversion of the $1,000 denominated Old Notes, shares of the Company’s common stock issuable upon conversion of the $1,000 denominated New Unsecured Notes received in exchange for the previously registered Old Notes by a person not an affiliate of our Company should be considered unrestricted securities. The Company’s $1 denominated Old Notes with CUSIP number 29102NAB1 were not so registered. As a result, any $1 denominated New Unsecured Notes exchanged for such $1 denominated Old Notes with CUSIP number 29102NAB1 and the shares of the Company’s Common Stock issuable upon the conversion of such $1 denominated New Unsecured Notes should be considered restricted securities. In addition, $1 denominated New Unsecured Notes issued in respect of accrued and unpaid interest on Old Notes tendered in the Exchange Offer and shares of the Company’s Common Stock issuable upon the conversion of such $1 denominated New Unsecured Notes should also be considered restricted securities.

To allow for the exchange of similarly categorized New Unsecured Notes for Old Notes, the Company has obtained four CUSIP numbers to identify the New Unsecured Notes exchanged in the Exchange Offer for Old Notes. As a result, all holders holding Old Notes with CUSIP number 452834AE4 will receive unrestricted $1,000 denominated New Unsecured Notes. Second, holders holding Old Notes with CUSIP number 29102NAB1 and holders receiving $1 denominated New Unsecured Notes in respect of accrued and unpaid interest on Old Notes that are tendered who are qualified institutional buyers or accredited investors will receive $1 denominated New Unsecured Notes categorized for accredited investors, and, third, holders who received their Old Notes with CUSIP number 29102NAB1 in off-shore transactions which qualified for exemption from registration pursuant to Regulation S and holders receiving $1 denominated New Unsecured Notes in respect of accrued and unpaid interest on Old Notes that are tendered will receive $1 denominated New Unsecured Notes categorized for such holders. Holders who do not fit within one of the three categories described above will be considered retail holders and will receive $1 denominated New Unsecured Notes categorized as restricted. The following table discloses the category of New Unsecured Notes that holders participating in the Exchange Offer can receive.

	New Unsecured Notes		Eligible	Rights Offering Common Stock: Full Allotment (unspecified)		Rights Offering Common Stock: Less than Full Allotment (specified)		Rights Offering Common Stock: Full Allotment + Additional Full Allotment (unspecified)		Rights Offering Common Stock: Full Allotment + Specified Number of Remainder Shares
	Eligible	CUSIP Rec’d	to Consent	Eligible	CUSIP Rec’d	Eligible	CUSIP Rec’d	Eligible	CUSIP Rec’d	Eligible	CUSIP Rec’d
Accredited Investors (including qualified institutional buyers)	Yes	$1,000 denominated notes 29102NAJ4	Yes	Yes	29102N303	Yes	29102N303	Yes	29012N303	Yes	29012N303

$1 denominated PIK Notes 29102NAF2*

Reg S Holders	Yes	$1,000 denominated notes 29102NAJ4	Yes	Yes**	U2913L110	Yes**	U2913L110	Yes**	U2913L110	Yes**	U2913L110

$1 denominated PIK Notes U2913LAB8

Retail Holders	Yes	$1,000 denominated notes 29102NAJ4	Yes	No		No		No		No

$1 denominated PIK Notes 29102NAH8

*                                         Any holder who is a qualified institutional buyer as defined under Rule 144A(a)(1) promulgated under the Securities Act who validly tenders a $1 denominated Old Note will receive in the Exchange Offer a $1 denominated New Unsecured Note with the Accredited Investor CUSIP shown above.

**                                  Reg. S holder must participate in a transaction qualifying for exemption under Regulation S.

7.              Description of Notes; Registration Rights; Additional Interest

a.              The second paragraph is amended to add the following as the last sentence of that paragraph: “However,  holders of our $1,000 denominated Old Notes that have been registered pursuant to a registration statement on Form S-3 declared effective by the SEC on February 3, 2015 may not need to rely on Rule 144 in order to transfer New Unsecured Notes received in exchange for such $1,000 denominated Old Notes, as long as the transfer is registered or an exemption from registration is available, because we believe that the New Unsecured Notes exchanged for such $1,000 denominated Old Notes will share the same unrestricted characteristic as such $1,000 denominated Old Notes currently have.”

b.              Subsection (ii) of the third paragraph is amended to add the words “$1 denominated” to the beginning of the second reference to “New Unsecured Notes.”

c.               The fifth paragraph is amended to add the words “$1 denominated” to the beginning of first reference to “New Unsecured Notes.”

d.              The seventh and eighth paragraphs are amended to add the words “$1 denominated” to the beginning of each reference to “New Unsecured Notes.”

8.              Transfer Restrictions

The Section entitled “Transfer Restrictions” is hereby deleted and replaced in its entirety with the following:

TRANSFER RESTRICTIONS

The New Unsecured Notes, any shares of our Common Stock issuable upon conversion of the New Unsecured Notes, the rights in the Rights Offering and the Rights Offering Common Stock (collectively the “Securities”) have not been registered under the Securities Act. As a result, the Securities may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

We are making the Exchange Offer pursuant to an exemption from registration pursuant to Section 3(a)(9) under the Securities Act.  As a result, any holder of Old Notes who complies with the exchange procedures set forth in our letter of transmittal, as amended, which has been circulated to holders of our Old Notes may participate in the Exchange Offer and Consent Solicitation.  However, because we are offering the rights in the Rights Offering and our Rights Offering Common Stock pursuant to an exemption from registration pursuant to Regulation D under the Securities Act, we are offering the rights in the Rights Offering and the Rights Offering Common Stock only to holders of Old Notes who are (i) accredited investors (as defined under Rule 501(a)) under the Securities Act), which includes the subset of accredited investors who are qualified institutional buyers, or (ii) non-U.S. Persons (within the meaning of Regulation S under the Securities Act) outside the United States but only if such holder also qualifies as an exempt institutional investor under the blue sky laws of each relevant jurisdiction.

If you tender into the Exchange Offer, you will be deemed to have acknowledged, represented to and agreed with us as follows:

•                  You are tendering your Old Notes and accepting the New Unsecured Notes in exchange therefor for your own account or for an account with respect to which you exercise sole investment discretion, and you, and the holder for which you exercise investment discretion, are aware that the offer and issuance of securities in the Exchange Offer, Consent Solicitation and Rights Offering have not been registered and are being made in reliance on an exemption from registration under the Securities Act and may not be resold absent registration or an available exemption.

•                  If you are participating in the Rights Offering, you are subscribing for your own account or for an account with respect to which you exercise sole investment discretion, and you and the holder of such account are either an accredited investor as defined under Rule 501(a) under the Securities Act, a qualified institutional buyer as defined in Rule 144A(a)(1)(i) under the Securities Act or a non-U.S. Person within the meaning of Regulation S under the Securities Act, and are aware that the offer, and issuance to you, of securities in the Exchange Offer is being made in reliance on an exemption from registration under the Securities Act based on your being any one of such enumerated investors.

•                  You acknowledge that neither the Company nor any person representing us has made any representation to you with respect to us or the Exchange Offer, Consent Solicitation and Rights Offering or the terms and conditions of the Exchange Offer, Consent Solicitation and Rights Offering nor with respect to the Securities including, without limitation, shares of Common Stock that may be issued upon conversion of the New Unsecured Notes, other than the information contained or incorporated by reference in this Offer to Exchange.

•                  You acknowledge that you have received a copy of this Offer to Exchange relating to the Exchange Offer, Consent Solicitation and Rights Offering, and any supplements or amendments hereto, you have had access to such financial and other information, including that incorporated by reference in this Offer to Exchange, and you have been offered the opportunity to ask us questions and received satisfactory answers thereto, as you deemed necessary in connection with your decision to acquire the Securities. You are relying only on the information contained or incorporated by reference in this Offer to Exchange and any supplements or amendments thereto in making your investment decision whether to tender into the Exchange Offer and consent in the Consent Solicitation, and, if you exercise rights in the Rights Offering, in purchasing shares of Rights Offering Common Stock.

•                  You will not, directly or indirectly, engage in any hedging transaction with regard to any of the Securities including, without limitation, the New Unsecured Notes and the shares of our Common Stock issuable upon conversion of the New Unsecured Notes except as permitted by the Securities Act.

•                  You will not offer, resell, pledge or otherwise transfer any of the $1 denominated New Unsecured Notes, any shares of Common Stock issuable upon conversion of $1 denominated New Unsecured Notes, rights in the Rights Offering, and Rights Offering Common Stock prior to the date (the “resale restriction termination date”) that is (6) six months (or one year for affiliates) after the last date on which any of the foregoing securities are originally issued, or such other period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable laws, except:

•                  to us or one of our subsidiaries;

•                  under a registration statement that has been declared effective under the Securities Act;

•                  to a person you reasonably believe is a qualified institutional buyer that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); or

•                  pursuant to the exemption from the registration requirements provided by Rule 144 under the Securities Act (if available) or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with the last bullet point above, we, the trustee and the transfer agent reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws, and the trustee and the transfer agent for our Common Stock will not be required to accept for registration of transfer any securities acquired by a purchaser, including upon exercise of the conversion right, except upon presentation of evidence satisfactory to the trustee or transfer agent, as applicable, that the restrictions set forth herein have been complied with.

•                  Either:  (i) no portion of the assets used by you to purchase Rights Offering Common Stock constitutes assets of any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any plan or account subject to Section 4975 of the Code, any non-U.S., governmental or church plan subject to non-U.S., state, local or other federal laws or regulations that are substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity or account that is deemed to hold the assets of any such plan, or (ii) the purchase and holding of the New Unsecured Notes and any shares of Common Stock issuable upon conversion of the New Unsecured Notes by you will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

•                  You understand that any certificate representing the $1,000 denominated New Unsecured Notes and any certificate representing shares of Common Stock issuable upon the conversion of $1,000 denominated New Unsecured Notes will bear certain legends including a legend in the case of a global security acknowledging that a nominee of DTC will hold as custodian such certificate and a legend that the securities represented thereby have not been registered under the Securities Act, any state securities law and any non-U.S. securities law, and that the securities may not be transferred absent registration or an available exemption.

•                  You understand that all of the $1 denominated New Unsecured Notes, and any Common Stock issued upon the conversion of such $1 denominated New Unsecured Notes, will bear a legend in the case of a global security acknowledging that a nominee of DTC will hold as custodian such certificate and a legend substantially to the following effect until the resale restriction termination date:

THIS SECURITY IS ONE OF A DULY AUTHORIZED ISSUE OF SECURITIES OF EMERGENT CAPITAL, INC. (THE “COMPANY”) DESIGNATED AS “5.00% SENIOR UNSECURED CONVERTIBLE NOTES DUE 2023” (THE “SECURITIES”). THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)                                 REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A (A) “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)                                 AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, OR ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY, PRIOR TO THE DATE THAT IS (X) SIX MONTHS (ONE YEAR FOR AFFILIATES) AFTER THE LAST DATE ON WHICH ANY OF THE SECURITIES ARE ORIGINALLY ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)                               TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)                               PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)                               TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE), OR

(D)                               PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

•                  You acknowledge that we and others will rely upon the truth and accuracy of the above acknowledgments, representations and agreements. You agree that if any of the acknowledgments, representations or agreements you are deemed to have made by your decision to tender into the Exchange Offer is no longer accurate, you will promptly notify us and the Information and Exchange Agent. If you are representing anyone as a fiduciary or agent for one or more investor accounts with respect to the Exchange Offer, you represent that you have sole investment discretion with respect to each of those accounts and that you have full power to make the above acknowledgments, representations and agreements on behalf of each account.

We will use our commercially reasonable efforts to cause any restrictive legend on the New Unsecured Notes to be removed once such New Unsecured Notes are no longer restricted under Rule 144.

9.              15% Senior Secured Notes

A new paragraph is added at the end of the subsection captioned “15% Senior Secured Notes” within the section entitled “DESCRIPTION OF EXISTING INDEBTEDNESS” to read as follows in its entirety:

On June 15, 2017, the Company failed to pay cash interest in the amount of $1.15 million, as and when the same became due and payable under the Company’s indenture governing its Old Secured Notes.  The Company and 100% of the holders of the Old Secured Notes have entered into an agreement to extend the time when interest would otherwise be due and payable to June 30, 2017, and all of the holders of the Old Secured Notes have agreed to forbear from exercising any rights under that indenture until the earlier of July 1, 2017 and the date on which any other breach of any Transaction Documents (as defined in that indenture) by the Company occurs.  Pursuant to such agreement, if the Company pays the unpaid interest prior to such time, all of the holders of the Old Secured Notes would waive the default in connection with the failure to pay such interest.  See the Company’s Current Report on Form 8-K filed with the SEC on June 21, 2017 for additional information, which is incorporated by reference into this Offer to Exchange.

10.       Incorporation of Documents by Reference

The last sentence of the first paragraph is deleted and replaced with the following:

The following documents filed with the SEC are incorporated by reference in this Offer to Exchange:

•                                          Our Annual Report on Form 10-K, for the fiscal year ended December 31, 2016;

•                                          Our preliminary proxy statement, as amended, filed on April 12, 2017 and our preliminary proxy statement filed on April 18, 2017;

•                                          Our Amendment No. 1 to Schedule 14A filed May 22, 2017;

•                                          Our Amendment No. 2 to Schedule 14A filed June 6, 2017;

•                                          Our Amendment No. 3 to Schedule 14A filed June 8, 2017;

•                                          Our definitive proxy statement filed June 9, 2017;

•                                          Our Current Reports on Form 8-K, as filed with the SEC on January 4, 2017 (excluding Item 7.01), April 12, 2017 (excluding Item 7.01), two separate Current Reports on Form 8-K each filed March 17, another Current Report on Form 8-K filed March 21, 2017, another Current Report on Form 8-K filed May 15, 2017, and another Current Report on Form 8-K filed June 21, 2017;

•                                          Our Quarterly Report on Form 10-Q filed on May 15, 2017;

•                                          Our Amendment No. 1 to Schedule TO filed May 16, 2017;

•                                          Our Amendment No. 2 to Schedule TO filed May 26, 2017;

•                                          Our Amendment No. 3 to Schedule TO filed June 7, 2017;

•                                          Our Amendment No. 4 to Schedule TO filed June 12, 2017;

•                                          Our Supplement No. 1 to our Offer to Exchange filed May 26, 2017;

•                                          Our Supplement No. 2  to our Offer to Exchange filed June 7, 2017;

•                                          Our Supplement No. 3  to our Offer to Exchange filed June 21, 2017; and

•                                          Exhibit (b)(3) to our Schedule TO-I/A filed May 26, 2017.

The Information and Exchange Agent for the Exchange Offer, Consent Solicitation and Rights Offering is:

US Bank, National Association

By facsimile

(for eligible institutions only):

651-466-7367

Confirmation:

651-466-5622

Address:

U. S. Bank National Association

Attn: Corporate Actions

111 Fillmore Avenue

St. Paul, MN  55107-1402

Any questions or requests for assistance may be directed to the Information and Exchange Agent at the addresses and telephone numbers set forth above.  Requests for additional copies of this Supplement No. 3, the Original Offer to Exchange, or the Letter of Transmittal may be directed to the Information and Exchange Agent.  Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer, Consent Solicitation and Rights Offering.